SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
July 10, 2003

SILICON GRAPHICS INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-10441	94-2789662
(State of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1600 Amphitheatre Parkway
Mountain View, CA 94043-1351
(Address, including zip code of Registrant’s principal executive offices)

Registrant’s telephone number, including area code: (650) 960-1980

Item 5.   Other Events and Required FD Disclosure

Amended Exchange Offer

On June 30, 2003, the Company extended to midnight (New York City time) on July 14, 2003 its offer to exchange its 5.25% Senior Convertible Notes Due 2004 for 11.75% Senior Notes Due 2009 or 6.5% Senior Convertible Notes Due 2009. The exchange offer has been amended to reflect changes proposed by holders of a significant amount of the Company’s 5.25% Senior Convertible Notes. These holders have agreed to tender their notes for exchange under the amended terms of the offer.

Preliminary Q4 FY03 Financial Results

The Company announced today its preliminary results for the fourth quarter ended June 27, 2003. The Company currently anticipates revenue to be approximately $238 to $242 million. These results are within the guidance range of $225 to $245 million provided by the Company in its April 21, 2003 conference call.

Based on this preliminary data, the Company currently expects to report an operating loss of approximately $38 to $42 million, including restructuring and non-cash impairment charges of approximately $11 to $13 million. Without these charges, the non-GAAP operating loss is expected to be approximately $28 to $32 million, within the range of the Company's guidance. The Company is presenting this non-GAAP information in order to facilitate comparisons with prior periods. Unrestricted cash, cash equivalents and marketable investments at June 27, 2003 are expected to be approximately $140 million.

These estimated results are based on preliminary information and management assumptions. A copy of the press release announcing the Company’s preliminary financial results is included as an exhibit to and incorporated by reference in this Current Report on Form 8-K.

Lease Restructuring

The Company also announced today that it has entered into an agreement to sublease its Amphitheatre Technology Center campus in Mountain View, CA to Google Inc. SGI will relocate its corporate headquarters to the nearby Crittenden Technology center campus, where it will lease additional space. The lease transactions are expected to result in a net reduction in SGI's facilities occupancy costs of $14 to $17 million per year beginning in July 2004. The transactions are subject to normal closing conditions, including the consent of the landlords' lenders.

SGI will vacate the Amphitheatre campus in stages beginning this month and complete the relocation by August 2004. During the transition period, SGI expects to make a $1 to $3 million net investment in costs associated with the move, and will recognize additional non-cash charges currently expected to total approximately $18 to $20 million. In subsequent years, SGI will record additional non-cash charges currently expected to be approximately $3 to $8 million per year over the term of the sublease. On a cash basis, the transactions are expected to generate significant annual net savings once the transition to the Crittenden campus is completed.

Forward-Looking Statements

This Form 8-K includes forward-looking statements relating to future events or future financial performance that involve risks and uncertainties. These forward-looking statements include, among others, statements related to expected levels of revenue and operating losses, and statements regarding the benefits to the Company's future financial condition and performance expected to result from the relocation and lease transactions. We have based these forward-looking statements on current expectations about future events. In some cases, you can identify forward-looking statements by terminology such as "expects", "plans" and "anticipates". These statements are only predictions and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Such risks and uncertainties include, among other things: the process of calculating, reviewing and analyzing the final financial results for the quarter, adverse changes in general economic or business conditions, adverse changes in the real estate market, failure of third parties to meet their contractual commitments and other factors. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether changes occur as a result of new information, future events or otherwise.

Item 7. Exhibits

99.1   Earnings Press Release dated July 10, 2003

99.2   Real Estate Press Release dated July 10, 2003

Item 9. Regulation FD Disclosure

Financial Results

The information with respect to the Company’s financial results reported under Item 5 is also furnished pursuant to Item 12 of Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 10, 2003	SILICON GRAPHICS INC.

	By:	/s/ Sandra M. Escher

Sandra M. Escher
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Earnings Press Release dated July 10, 2003

99.2	Real Estate Press Release dated July 10, 2003